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Exhibit 99.6

NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
BY AFFORDABLE RESIDENTIAL COMMUNITIES INC.

        This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus, dated [    •    ] (the "Prospectus") of Affordable Residential Communities Inc., a Maryland corporation ("ARC"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificates(s)") to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on [    •    ], unless such time is extended by ARC as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by fax transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering—Method of Exercising Rights" in the Prospectus.

        Payment of the Subscription Price of $8.00 per share for each share of ARC's common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering—Method of Exercising Rights" in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Rights Certificate(s) evidencing such Rights is(are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering—Method of Exercising Rights" in the Prospectus.

        The Subscription Agent is: American stock Transfer & Trust Company

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

Fax Transmission:  (718) 234-5001

Telephone number for Confirmation (Toll Free):  (877) 248-6417

        DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        If you have any questions or require additional copies of relevant documents please contact:

      Innisfree M&A Incorporated
      501 Madison Avenue, 20th Floor
      New York, New York 10022

    Banks and brokers call collect: 212-750-5833
    All other call toll free: (888) 750-5834

        Ladies and Gentleman:

        The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing [    •    ] Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for shares of common stock with respect to the Rights represented by such Subscription Rights Certificates(s).

        The undersigned understands that payment of the Subscription Price of $8.00 per share for each share of common stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $[    •    ] either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith or,
☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):
☐ Wire transfer of funds
Name of transferor institution:
Date of transfer:
Confirmation number (if available):
☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)
☐	Certified check
☐	Bank draft (cashier's check)
☐	Money order
Name of Maker:
Date of check, draft or money order:
Check, draft or money order number:
Bank or other institution on which Check is drawn or issuer of money order:
Signature(s)		Address
Name(s)	(please type or print)	Area Code and Tel. No.(s)
Subscription Rights Certificates (No(s). (if available)

GUARANTEE OF DELIVERY
(Not to Be Used For Subscription Rights Certificate Signature Guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the Expiration Date.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus, dated [    •    ], of Affordable Residential Communities Inc. Failure to do so could result in a financial loss to such institution.

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FORM OF NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION RIGHTS CERTIFICATES